                                 Exhibit 11.1

                       Computation of Earnings Per Share
                                  (Unaudited)

                           Basic Earnings Per Share





                                                       Three Months Ended             Six Months Ended
                                                            June 30,                      June 30,
                                                       1999          1998           1999          1998
                                                       ----          ----           ----          ----

Weighted average shares outstanding - basic         26,437,347    26,592,383     26,418,217    26,643,344

Net income                                         $ 2,322,017   $ 3,019,143    $ 5,115,765   $ 4,425,059
                                                   -----------   -----------    -----------   -----------



Basic net income per share                         $      0.09   $      0.11    $      0.19   $      0.17
                                                   ===========   ===========    ===========   ===========

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